UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2008

AVENUE GROUP, INC.
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(Exact name of Registrant as specified in its charter)

Delaware	000-30543	90-0200077
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue 26th Floor
New York, New York 10174
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 (Address of principal executive offices)

(888) 612-4188
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 (Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01. Other Events.

On January 16, 2008, Avenue Group, Inc. (the “Company”) and Avenue Energy Israel (“AEI”) entered into a non-binding Letter of Intent (the “LOI”) with TomCo Energy Plc (“TomCo”) pursuant to which TomCo would acquire a 50% working interest in the Heletz-Kokhav License (the “License”) which was awarded to AEI by the Israel Petroleum Commission (the “IPC”) as well as certain equipment identified in the LOI. The LOI described general terms of the parties’ agreement which will be set forth in detail in a mutually acceptable definitive agreement to be executed and closing to be held within 45 days of the LOI. During such time, TomCo will have exclusivity.

Within five business days from the date of execution of the LOI, TomCo shall pay the Company a security deposit in the amount of $75,000. This security deposit shall be credited towards other amounts to which TomCo is obligated under the terms of the LOI. In the event that TomCo fails to perform its obligations under the terms of the LOI, the Company shall be entitled to retain such security deposit with no further obligation to TomCo. Notwithstanding, in the event Avenue shall breach any of the representations it has made in the LOI, TomCo shall be entitled to recover the security deposit.

The closing of the transaction contemplated by the LOI is subject to the satisfaction of certain conditions, including without limitation, obtaining any necessary consents or approvals from the IPC and/or any other Isreali governmental authority, and the payment of the security deposit by TomCo to the Company.

If there is a closing, TomCo shall earn a 50% net working interest (after deduction of certain expenses and royalties), by assuming the greater of, either 100% of the costs associated with implementing the 3 year work program as contemplated by the LOI, or expending $4.5 million. In addition, at closing TomCo will pay the Company $1million and an additional equivalent of $500,000 restricted shares of TomCo subject to the provisions set forth in the LOI. TomCo may extend the closing date for an additional 15 days by providing an additional security deposit in the amount of $25,000. Additionally, TomCo shall pay its proportionate share of costs incurred by the Company in connection with the License. The LOI also sets forth certain payments to be made by TomCo which are contingent upon the successful conversion by the Company of the License into a production lease and recoverable reserves being certified at 10 million barrels or more as verified by an independent geologist.

For all the terms and conditions of the LOI, reference is hereby made to such agreement annexed hereto as Exhibit 10.24. All statements made herein concerning the foregoing agreement are qualified by reference to said exhibit.

Section 9 - Financial Statements and Exhibits
Item 9.01                       Financial Statements and Exhibits

(a) Financial Statements of business acquired.    Not applicable
(b) Pro forma financial information.    Not applicable
(c) Exhibits

10.24	Letter of Intent, dated January 16, 2008, between Avenue Group, Inc., Avenue Energy Israel and TomCo Energy Plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January ___, 2008

AVENUE GROUP, INC.

(Registrant)

By:	/s/ Levi Mochkin
Name:	Levi Mochkin
Title:	President, Chief Executive Officer,
Chairman of the Board, and Director
(Principal Executive, Financial, and
Accounting Officer)